Exhibit 99.1

PRESS RELEASE

Bill Seymour

VP of Investor Relations

T +1 952 556 1844

bill.seymour@entegris.com

ENTEGRIS ANNOUNCES PRELIMINARY FOURTH QUARTER AND FULL YEAR 2018 RESULTS

•	Fourth-quarter revenue of $402 million grew 15 percent from prior year, and grew 1 percent from Q318

•	Fiscal 2018 revenue of $1.6 billion increased 15 percent

•	Fourth-quarter GAAP EPS of $0.56 to $0.58; Non-GAAP EPS of $0.46 to $0.48

•	Fiscal 2018 GAAP EPS of $1.68 to $1.70; Non-GAAP EPS of $1.88 to $1.90

BILLERICA, Mass., January 28, 2019 - Entegris, Inc. (NasdaqGS: ENTG), a leader in specialty chemicals and advanced materials solutions for the microelectronics industry, today announced selected preliminary financial results for the Company’s fourth quarter and the fiscal year ended December 31, 2018. Final results for the fourth quarter and full year 2018 are expected to be reported on Tuesday, February 5, 2019. The Company expects to provide guidance for the first quarter of 2019 when it reports its final results for the fourth quarter 2018 on February 5, 2019.

The Company expects to report sales of $1.55 billion for fiscal 2018, an increase of 15 percent from 2017. GAAP earnings per diluted share is expected to range from $1.68 to $1.70 for fiscal 2018. Non-GAAP earnings per diluted share is expected to range from $1.88 to $1.90. Non-GAAP EBITDA for fiscal 2018 is expected to be $436 million, an increase of 22 percent from 2017.

The Company expects to report sales of $402 million for fourth-quarter of 2018, an increase of 15 percent from the fourth quarter of 2017. GAAP earnings per diluted share is expected to range from $0.56 to $0.58 in the fourth quarter of 2018. Non-GAAP earnings per diluted share is expected to range from $0.46 to $0.48. Non-GAAP EBITDA for the fourth quarter of 2018 is expected to be $110 million, an increase of 13 percent from 2017.

Agreement to Combine with Versum Materials

In a separate joint press release issued today, Entegris and Versum Materials announced they have agreed to combine in a $9 billion merger of equals to create the premier specialty materials company. Entegris and Versum Materials will hold a conference call and audio webcast today, Monday, January 28, 2019 at 8:00 a.m. ET (6:00 a.m. MT) to discuss the merger. The conference call can be accessed by dialing (866) 610-1072 within the U.S. and (973) 935-2840 for all other locations. The live webcast will be available to interested parties via Entegris’ IR website at http://investor.entegris.com/investor-relations. A presentation will accompany the conference call and can be accessed on the Entegris website. A replay of the webcast will be available following the call. To access the replay, please dial (800) 585-8367 within the U.S. or (404) 537-3406 for all other locations. The Conference ID for the conference call and replay is 4264678.

Entegris, Inc.

ABOUT ENTEGRIS

Entegris is a leader in specialty chemicals and advanced materials solutions for the microelectronics industry and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

Non-GAAP Information

The Company’s condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA, Adjusted Gross Profit, Adjusted Segment Profit, and Adjusted Operating Income together with related measures thereof, and non-GAAP EPS, are considered “Non-GAAP financial measures” under the rules and regulations of the Securities and Exchange Commission. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision-making, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors’ operating results. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring business operating results, such as amortization, depreciation and discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing and understanding our results and performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze our business. The reconciliations of GAAP Net Income to Adjusted Operating Income and Adjusted EBITDA, and GAAP to Non-GAAP Earnings per Share are included elsewhere in this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include statements related to future period guidance; future sales, net income, net income per diluted share, non-GAAP EPS, non-GAAP net income, expenses and other financial metrics; our performance relative to our markets; market and technology trends; the development of new products and the success of their introductions; Company’s capital allocation strategy, which may be modified at any time for any reason, including share repurchases, dividends, debt repayments and potential

Entegris, Inc.

PRESS RELEASE

Bill Seymour

VP of Investor Relations

T +1 952 556 1844

bill.seymour@entegris.com

acquisitions; the effect of the Tax Cuts and Jobs Act on our capital allocation strategy; the impact of the acquisitions we have made and commercial partnerships we have established; our ability to execute on our strategies; and other matters. These statements involve risks and uncertainties, and actual results may differ. These risks and uncertainties include, but are not limited to, weakening of global and/or regional economic conditions, generally or specifically in the semiconductor industry, which could decrease the demand for our products and solutions; our ability to meet rapid demand shifts; our ability to continue technological innovation and introduce new products to meet our customers’ rapidly changing requirements; our concentrated customer base; our ability to identify, effect and integrate acquisitions, joint ventures or other transactions; our ability to protect and enforce intellectual property rights; operational, political and legal risks of our international operations; our dependence on sole source and limited source suppliers; the increasing complexity of certain manufacturing processes; raw material shortages and price increases; changes in government regulations of the countries in which we operate; fluctuation of currency exchange rates; fluctuations in the market price of Entegris’ stock; the level of, and obligations associated with, our indebtedness; and other risk factors and additional information described in our filings with the Securities and Exchange Commission, including under the heading “Risks Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 15, 2018, and in our other periodic filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Additional Information about the Merger and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between Entegris and Versum Materials. In connection with the proposed transaction, Entegris intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Entegris and Versum Materials that also constitutes a prospectus of Entegris. Each of Entegris and Versum Materials also plan to file other relevant documents with the SEC regarding the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Any definitive joint proxy statement/prospectus (if and when available) will be mailed to stockholders of Entegris and Versum Materials. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about Entegris and Versum Materials, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the

Entegris, Inc.

documents filed with the SEC by Entegris will be available free of charge on Entegris’ website at http://www.entegris.com or by contacting Entegris’ Investor Relations Department by email at irelations@entegris.com or by phone at 978-436-6500. Copies of the documents filed with the SEC by Versum Materials will be available free of charge on Versum Materials’ website at investors.versummaterials.com or by phone at 484-275-5907.

Participants in the Solicitation

Entegris, Versum Materials and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Entegris is set forth in Entegris’ proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on March 28, 2018, and Entegris’ Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 15, 2018. Information about the directors and executive officers of Versum Materials is set forth in its proxy statement for its 2019 annual meeting of shareholders, which was filed with the SEC on December 20, 2018, and Versum Materials’ Annual Report on Form 10-K for the fiscal year ended September 30, 2018, which was filed with the SEC on November 21, 2018. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Entegris or Versum Materials using the sources indicated above.

Entegris, Inc.

PRESS RELEASE

Bill Seymour

VP of Investor Relations

T +1 952 556 1844

bill.seymour@entegris.com

Entegris Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted Operating Income and Adjusted EBITDA

(In thousands)

(Unaudited)

	Three months ended				Twelve months ended
	31-Dec-18		31-Dec-17	29-Sep-18	31-Dec-18	31-Dec-17
Net sales	$401,642		$350,562	$398,597	$1,550,497	$1,342,532
Net income (loss)	$79,125 to $81,925		($28,341)	$48,060	$239,096 to 241,896	$85,066
Adjustments to net income (loss):
Equity in net loss of affiliates	0		0	0	0	0
Income tax (benefit) expense	(19,419 (22,219	) to )	70,264	11,427	12,536 to 15,336	99,665
Interest expense, net	8,426		7,533	7,678	30,255	31,628
Other expense, net	3,176		21,696	810	8,002	25,458

GAAP - Operating income	71,308		71,152	67,975	292,689	241,817
Charge for fair value write-up of acquired inventory sold	3,379		0	3,281	6,868	0
Deal costs	0		0	0	5,121	0
Integration costs	1,288		0	752	3,237	0
Severance related to organizational realignment	460		0	0	460	2,700
Impairment of equipment and intangibles [1]	0		0	0	0	10,400
Loss on sale of subsidiary	0		0	466	466	0
Amortization of intangible assets	17,050		11,020	21,419	62,152	44,023

Adjusted operating income	93,485		82,172	93,893	370,993	298,940
Depreciation	16,468		15,035	16,537	65,116	58,208

Adjusted EBITDA	$109,953		$97,207	$110,430	$436,109	$357,148

Adjusted operating margin	23.30%		23.40%	23.60%	23.90%	22.30%
Adjusted EBITDA - as a % of net sales	27.40%		27.70%	27.70%	28.10%	26.60%

Entegris, Inc.

Entegris Inc. and Subsidiaries

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Earnings Per Share

(In thousands, except per share data)

(Unaudited)

	Three months ended			Twelve months ended
	31-Dec-18	31-Dec-17	29-Sep-18	31-Dec-18	31-Dec-17
GAAP net income (loss)	$79,125 to $81,925	($28,341)	$48,060	$239,096 to $241,896	$85,066
Adjustments to net income (loss):
Charge for fair value write-up of inventory acquired	3,379	—	3,281	6,868	—
Deal costs	—	—	—	5,121	—
Integration costs	1,288	—	752	3,237	—
Severance related to organizational realignment	460	—	—	460	2,700
Impairment of equipment and intangibles [1]	—	—	—	—	13,200
Loss on debt extinguishment	2,319	20,687	—	2,319	20,687
Loss on sale of subsidiary	—	—	466	466	—
Amortization of intangible assets	17,050	11,020	21,419	62,152	44,023
Tax effect of adjustments to net income and discrete items [2]	(5,603)	(10,385)	(5,797)	(17,812)	(26,046)
Tax effect of legal entity restructuring	(34,478)	—	—	(34,478)	—
Tax effect of Tax Cuts and Jobs Act	1,101	66,713	(2,560)	683	66,713

Non-GAAP net income	$64,641 to $67,441	$59,694	$65,621	$268,112 to $270,912	$206,343

Diluted (loss) earnings per common share	$0.56 to $0.58	($0.20)	$0.34	$1.68 to $1.70	$0.59
Effect of adjustments to net income	($0.10)	$0.62	$0.12	$0.20	$0.85
Diluted non-GAAP earnings per common share	$0.46 to $0.48	$0.42	$0.46	$1.88 to $1.90	$1.44

###    END    ###

Entegris, Inc.